UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

COOPER TIRE & RUBBER COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DATE:	June 12, 2013

TO:	Employees Worldwide

FROM:	Roy Armes Chairman, CEO and President

SUBJECT:	Cooper Agrees to Apollo Acquisition

KEY TAKEAWAYS:	—Combined organization will be world’s seventh-largest tire company
—More options for customers; opportunities for employees
—Existing Cooper facilities maintained
—Cooper will recognize labor unions and honor collective bargaining agreements
—Compensation and benefit levels for non-union employees generally maintained
—Management continuity

Cooper and Apollo Tyres today announced the execution of a definitive merger agreement. Apollo is one of India’s leading tire manufacturers and among the world’s fastest-growing tire companies. I want to personally share my thoughts on the announcement, the rationale behind this decision and what it means to all of you.

First, I want to emphasize that this is a positive step for our company. It provides many benefits and growth opportunities. As Chairman and CEO, I join our Board of Directors and members of our Executive Committee in assuming responsibility to advocate what is right for Cooper and its long-term future. This agreement is right for our company. Our decision was made from a position of strength. We were not looking to be acquired, but our outstanding performance and sound strategy attracted a great organization to us. Together, we will become the world’s seventh-largest tire company, and that is exciting.

Let me provide additional context. Once we began discussions with Apollo’s management team—whom we know and greatly respect—it became clear that this transaction would create the scale, resources and capacity for us to excel in the world’s biggest tire market of North America as well as in the fastest-growing tire geographies of China and India, among others. From a strategic perspective, this acquisition simply makes sense. It positions us well for growth and delivers value to our stockholders, which is our obligation as a publicly held company.

Cooper and Apollo are Highly Complementary

We are a great match. Apollo and Cooper complement each other in several ways:

•

Almost no overlap exists in manufacturing capacities. Apollo maintains plants in India, South Africa and Western Europe. When combined with our facilities in North America, China and Europe, including our Serbia facility in Eastern Europe, this impressive global footprint will put us in a strong competitive position among the industry’s top players.

•

Both companies possess diverse product portfolios, with well-positioned brands respected for their quality and performance as well as the value they bring to customers. Apollo and Cooper both focus primarily on the replacement tire business. We also both maintain key original equipment relationships with auto makers. The majority of Apollo’s sales are in commercial truck and passenger car tires. The majority of our sales, as you know, are in passenger car and light truck tires and we have an emerging strength in commercial truck tires. So, we’re a good fit in terms of market segments.

•	Both of us are also passionate about innovation and technology and have won important third-party recognition for our products.

•

Our cultures are also extremely compatible; that’s an important element. Both companies maintain strong, values-based cultures and enjoy longstanding reputations for skilled management, excellent customer service and responsible worldwide growth.

•

We commit equally to employee safety and development as well as sustainability and giving back to our communities with programs that further these goals. In fact, the values statement for Apollo is called “The Apollo Way,” and reflects many of the core beliefs in our own “The Cooper Way.”

After considering all of these factors, we concluded that Apollo and Cooper will work well together as a combined company and provide growth opportunities for our people.

Retaining our Strengths—Key Aspects Don’t Change

That said, you undoubtedly are wondering: What does this mean to me? What will the combined company look like? Who will run it? I know you are eager for answers to these questions, and we will supply them as soon as possible. Please know that it’s common at the time of announcement for this type of transaction not to have each and every detail worked out or all decisions made.

Yet, I can tell you today that Apollo plans to retain our facilities around the world. There is no plan to outsource manufacturing from North America and Cooper will continue to recognize the unions as well as honor collective bargaining agreements presently in effect. Non-union employee compensation and benefit levels will be generally maintained. There will be continuity in management as well as it is expected that Cooper will continue to be led by members of our current management team.

Beyond these very important points, the reality is that it will require time to decide everything and bring our two companies together. In the short term, nothing or very little will change for most of you. It will be business as usual. Longer term, Apollo has committed to taking the time necessary to evaluate the combined company in a thoughtful way. And while Apollo is the acquirer, our senior teams are working collaboratively to determine management structures and other aspects of the combined company.

We will keep you updated appropriately as our integration progresses. I must underscore that Cooper and Apollo are still legally separate until we receive approvals and formally complete the agreement, which we expect to do within the next few months. In the meantime, I ask that you continue to focus on delivering the great products, great service and great value that made this opportunity for growth possible.

More Information is Available Now at www.coopertireinfo.com

We have established a website that contains more information, including the news release issued earlier today and a video message from me. I encourage you to visit this site to learn more. If you have further questions, bring them to your supervisor. Please be aware that because this is so new, supervisors will not have all the answers yet. But, they will keep us apprised of what you want to know and we will do our best to provide information as we are able.

Again, I am excited about the opportunities that today’s announcement creates for our company. And, as always, I thank you for your dedication, commitment to quality and the strong execution you continue to deliver.

ADDITIONAL INFORMATION

In connection with the proposed transaction, Cooper will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND COOPER. You will be able to obtain the proxy statement, as well as other filings containing information about Cooper, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Cooper with the SEC can also be obtained, free of charge, by directing a request to Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840, c/o Jerry Long (investorrelations@coopertire.com).

Participants in the Solicitation

Cooper and its directors and officers may be deemed to be participants in the solicitation of proxies from Cooper’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about Cooper’s directors and officers and their ownership of Cooper’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2013 and the proxy statement for Cooper’s Annual Meeting of stockholders, which was filed with the SEC on March 26, 2013. Stockholders may obtain additional information regarding the interests of Cooper and its directors and executive officers in the proposed transaction, which may be different than those of Cooper’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect Cooper’s and Apollo’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “project,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this release are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources; the failure of Cooper’s or Apollo’s suppliers to timely deliver products in accordance with contract specifications; changes in economic and business conditions in the world; failure to implement information technologies or related systems, including failure by Cooper to successfully implement an ERP system; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in Cooper’s or Apollo’s customer relationships, including loss of particular business for competitive or other reasons; litigation brought against Cooper or Apollo, including products liability claims, which could result in material damages against Cooper or Apollo; changes to tariffs or the imposition of new tariffs or trade restrictions; changes in pension expense and/or funding resulting from investment performance of Cooper’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations; government regulatory and legislative initiatives including environmental and healthcare matters; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in Cooper’s or Apollo’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; the impact of labor problems, including labor disruptions at Cooper or Apollo or at one or more of their large customers or suppliers; failure to attract or retain key personnel; consolidation among competitors or customers; inaccurate assumptions used in developing Cooper’s or Apollo’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; changes in Cooper’s relationship with joint-venture partners; the inability to obtain and maintain price increases to offset higher production or material costs; inability to adequately protect Cooper’s or Apollo’s intellectual property rights; inability to use deferred tax assets; other factors that are set forth in management’s discussion and analysis of Cooper’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of Cooper by Apollo, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.